UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
September 13, 2011

ZIX CORPORATION
(Exact name of registrant as specified in its charter)

Texas	0-17995	75-2216818

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2711 North Haskell Avenue
Suite 2200, LB 36
Dallas, Texas 75204-2960
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (214) 370-2000
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders
     On September 13, 2011, the Board of Directors (“Board”) of Zix Corporation (“Company”) approved Amended and Restated Bylaws, which are attached as Exhibit 3.1 to this Current Report (“Bylaws”). The Bylaws became effective on September 13, 2011. The changes to the Bylaws affects the rights of holders of all classes of the Company’s shares of stock. Only the Company’s common stock is now issued and outstanding. The general effect of the Bylaws changes upon the rights of stockholders is described in Item 5.03 of this Current Report.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     The following is a summary of certain key changes included in the Bylaws approved by the Board, as described in Item 3.03 of this Current Report. The summary is not a complete description of the Bylaws or all of the changes to the previous bylaws, and the summary is qualified in its entirety by reference to the Bylaws.
     The Bylaws have been conformed to comply with and properly reference applicable sections of the Texas Business Organizations Code as recently amended (“TBOC”).
     The Bylaws omit a provision permitting stockholders to call a special meeting of stockholders. Stockholder meetings can be called only by a majority vote of the Board or by the Chairman of the Board.
     The Bylaws omit a provision giving the Board the power to remove a director. The Bylaws now vest that power exclusively in the stockholders.
     The Bylaws include advance notice requirements for shareholders who (1) seek to bring business before a stockholders’ meeting or (2) seek to nominate their own director candidate. These provisions impose substantive and procedural requirements on the proponent and provide the Company with more time to respond to proposals. These provisions also comply with the notice periods set forth in the so-called “proxy access” provisions of the recently enacted Dodd-Frank Act.
     The Bylaws require the Company to indemnify directors and officers, and to advance their expenses, in certain circumstances. The indemnification provisions in the Bylaws are consistent with the terms of the form Indemnification Agreement that was approved by the Board on December 20, 2010 and filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 22, 2010. The Bylaws also permit the Company to indemnify other individuals, and to advance their expenses, in certain circumstances.
     The Bylaws authorize notices of meetings to be provided by electronic means, including by e-mail.
     The Bylaws permit the Board to conduct meetings by means of electronic communications equipment, including video conferencing and the Internet.
     The Bylaws permit the Company to issue shares in book-entry form, rather than requiring shares to be issued in certificated form.
     The Bylaws are attached as Exhibit 3.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Zix Corporation, dated September 13, 2011.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIX CORPORATION (Registrant)
Date: September 19, 2011	By:	/s/ James F. Brashear
James F. Brashear
Vice President, General Counsel & Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Zix Corporation, dated September 13, 2011.